                           MASTER SECURITY AGREEMENT


          THIS MASTER SECURITY AGREEMENT is made as of the 20th day of April, 1995 by each of the parties listed on Exhibit A attached hereto (collectively,
                                      ---------
"Guarantors" and individually a "Guarantor"), in favor of Bank of America Illinois ("Agent"), as agent for itself and each other Lender (each, a "Lender") party to the "Loan Agreement" (as defined herein), with an address at 231 South LaSalle Street, Chicago, Illinois 60697.

          1.  DEFINITIONS.
              -----------

          As used in this Agreement:

          "Agreement" shall mean this Security Agreement, as it may be amended,
           ---------
modified or supplemented from time to time.

          "Borrower" shall mean Pioneer Americas, Inc., a Delaware corporation
           --------
and the owner of one hundred percent (100%) of the issued and outstanding capital stock of each Guarantor.

          "Collateral" shall mean all of the following property of each
           ----------
Guarantor, whether now owned or existing, or hereafter acquired or coming into existence, wherever now or hereafter located:

          (a) Accounts Receivable (whether or not Eligible Accounts Receivable); Contract Rights; any and all security deposits and other security held by or granted to such Guarantor to secure payments from any and all persons who are or may become obligated to such Guarantor under, with respect to, or on account of any Account Receivable or Contract Right; and all chattel paper and instruments evidencing, arising out of or relating to any obligations to such Guarantor for goods sold or leased or services rendered, or otherwise arising out of or relating to any Collateral;

          (b) Inventory (whether or not Eligible Inventory);

          (c)  General Intangibles;

          (d) Any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of such Guarantor now or hereafter with Agent, any Lender or any Participant and any and all property of every kind or description of or in the name of such Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, or standing to such Guarantor's credit on the books of, Agent, any agent or bailee for Agent, any Lender or any Participant;

          (e) To the extent related to the property described in clauses (a)
                                                                 -----------
     through (d) above, all books, correspondence, credit files, records,
             ---
     invoices and other papers and documents, including without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of such Guarantor or any computer bureau from time to time acting for such Guarantor, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including any credit insurance; and

          (f) All products and proceeds (including but not limited to any Accounts Receivable or other proceeds arising from the sale or other disposition of any property described above, any returns of Inventory sold by such Guarantor, and the proceeds of any insurance covering any of the property described above) of any of the foregoing.

          "Default" shall mean the occurrence or existence of any of the events
           -------
listed in Section 5 of this Agreement.
          ---------

          "Guaranty" shall mean the Master Corporate Guaranty of even date
           --------
herewith executed by each Guarantor in favor of Agent, as it may be amended, modified or supplemented from time to time.

          "Guaranty Documents" shall mean, collectively, this Agreement, the
           ------------------
Guaranty and all other agreements, instruments and documents now or hereafter executed and/or delivered by any Guarantor to Agent in connection with the transactions contemplated thereby, as each may be amended, modified or supplemented from time to time.

          "Loan Agreement" shall mean the Loan and Security Agreement of even
           --------------
date herewith among Borrower, Agent and each Lender, together with Supplement A thereto, as each may be amended, modified or supplemented from time to time.

          "Obligations" shall mean all obligations with respect to the Guaranty
           -----------
and all other loans and all other advances, debts, liabilities, obligations, covenants and duties arising, due or payable from any Guarantor to Agent and each Lender of any kind or nature, present or future, and arising under the Guaranty, the Loan Agreement, the Related Agreements or any of the other Guaranty Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to any Guarantor under the Guaranty, this Agreement, the Related Agreements or any other Guaranty Documents.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms used in this Agreement without definition and defined in the Loan Agreement shall have the meanings ascribed to such terms in the Loan Agreement. Terms used in this Agreement and not defined herein or in the Loan Agreement shall have the meanings given such terms in the Uniform Commercial Code.

          2.  SECURITY INTEREST.
              -----------------

          2.1  Grant of Security Interest.  To secure the payment and
               --------------------------
performance of the Obligations, each Guarantor hereby grants to Agent, for the benefit of itself and Lenders, a continuing security interest in the Collateral.

          2.2  Accounts Receivable.
               -------------------

          (a) If requested by Agent, each Guarantor shall notify Agent immediately of all material disputes or claims by any Account Debtor and, if reasonably requested by Agent after the occurrence and during the continuance of a Default, settle or adjust them, or cause them to be settled or adjusted, at no expense to Agent or Lenders. If Agent directs after the occurrence and during the continuance of a Default, no discount or credit allowance shall be granted thereafter by any Guarantor to any Account Debtor, other than discounts and trade allowances offered in the ordinary course of such Guarantor's business.
If requested by Agent, each Guarantor will make proper entries in its books and records, disclosing the assignment of Accounts Receivable to Agent, for the benefit of itself and Lenders.

          (b) Each Guarantor warrants and covenants that: (i) all of such Guarantor's Accounts Receivable are and will continue to be bona fide existing obligations created by the sale of goods, the rendering of services, or the furnishing of other good and sufficient consideration to such Guarantor's Account Debtors in the regular course of business; (ii) all shipping or delivery receipts and other documents furnished or to be furnished to Agent by such Guarantor upon Agent's request in connection therewith are and will be genuine; and (iii) none of such Guarantor's Accounts Receivable identified or included on any schedule, Borrowing Base Certificate or report as Eligible Accounts Receivable fail at the time so identified or included to satisfy any of the requirements for eligibility set forth in the definition of Eligible Accounts Receivable.

          (c) Agent is authorized and empowered (which authorization and power, being coupled with an interest, is irrevocable until the last to occur of termination of this Agreement and the Guaranty Documents, termination of the Loan Agreement, and payment and performance in full of all of the Obligations) at any time in its sole and absolute discretion:

             (i) To request, in the name of Agent, Borrower, any Guarantor or a third party, confirmation from any Account Debtor or party obligated under or with respect to any Collateral of the amount shown by the Accounts Receivable or other Collateral to be payable, or any other matter stated therein;

            (ii) To endorse in any Guarantor's name and to collect any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Agent in payment of any Account Receivable or other obligation owing to such Guarantor;

           (iii) After the occurrence and during the continuance of a Default, to notify, either in Agent's name, Borrower's name or any Guarantor's name, and/or to require any Guarantor to notify, any Account Debtor or other Person obligated under or in respect of any Collateral, of the fact of Agent's Lien thereon, for the benefit of itself and Lenders, and of the collateral assignment thereof to Agent, for the benefit of itself and Lenders;

            (iv) After the occurrence and during the continuance of a Default, to direct, either in any Guarantor's name or Agent's name, and/or to require any Guarantor to direct, any Account Debtor or other Person obligated under or in respect of any Collateral to make payment directly to Agent of any amounts due or to become due thereunder or with respect thereto; and

             (v) After the occurrence and during the continuance of a Default, to demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral, or enforce, by suit or otherwise, payment or performance of any of the Collateral either in Agent's own name or in the name of any Guarantor.

Under no circumstances shall Agent be under any duty to act in regard to any of the foregoing matters. The costs relating to any of the foregoing matters, including Attorneys' Fees and out-of-pocket expenses, and the cost of any Depository Account, Assignee Deposit Account, or other bank account or accounts which may be required hereunder, shall be borne solely by Guarantors whether the same are incurred by Agent or Guarantors.

          (d) Each Guarantor will notify its Account Debtors to make all payments in respect of such Guarantor's Accounts

Receivable directly to one or more lockbox accounts evidenced by agreements in form and substance satisfactory to Agent. All deposits to such lockbox accounts, and all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts Receivable or other Collateral, shall be deposited in special bank accounts (the "Depository Accounts") at such banks or financial institutions as Agent shall consent. Said proceeds shall be deposited in precisely the form received except for such Guarantor's endorsement where necessary to permit collection of items, which endorsement such Guarantor agrees to make. Pending such deposit, each Guarantor agrees not to commingle any such checks, drafts, cash and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for Agent, for the benefit of itself and Lenders, until deposit thereof is made in the Depository Accounts. All funds in the Depository Accounts at the end of each Banking Day will be wire transferred or transferred by other means acceptable to Agent to a special bank account (the "Assignee Deposit Account") at Bank of America Illinois over which Agent alone has power of withdrawal. Each Guarantor acknowledges that the maintenance of the Assignee Deposit Account is solely for the convenience of Agent in facilitating its own operations, and no Guarantor has or shall have any right, title or interest in the Assignee Deposit Account or in the amounts at any time appearing to the credit thereof, it being understood that if proceeds in the Assignee Deposit Account are subsequently transferred to the Demand Deposit Account or operating account, or a cash collateral account in accordance with
Section 2.10(b)(i) of the Loan Agreement, at the direction of Borrower, one or more of the Guarantors may be entitled to such proceeds. Each Guarantor agrees not to maintain any depository accounts other than Depository Accounts, the Demand Deposit Account and the Assignee Deposit Account established pursuant to this Section 2.2(d). Upon the full and final liquidation of all Payment
     --------------
Liabilities, Agent will pay over to Borrower, on behalf of such Guarantor any excess amounts received by Agent as payment or proceeds of Collateral, whether received by Agent as a deposit in the Assignee Deposit Account, contained in a lockbox account or any Depository Account or received by Agent as a direct payment on any of the sums due hereunder.

          (e) Each Guarantor appoints Agent, or any Person whom Agent may from time to time designate, as such Guarantor's attorney and agent-in-fact with power: (i) after the occurrence and during the continuance of a Default, to notify the post office authorities to change the address for delivery of such Guarantor's mail to an address designated by Agent; (ii) to receive, open and dispose of all mail addressed to such Guarantor, but received by Agent; (iii) to send requests for verification of Accounts Receivable or other Collateral to Account Debtors; (iv) to open, under Agent's sole control (subject, where applicable, to the provisions of the Loan Agreement), an Assignee Deposit Account, Depository Accounts, Lockbox accounts or other accounts required under this Agreement for the collection of Accounts Receivable or other Collateral, if not required contemporaneously with the execution hereof and if not previously opened by such Guarantor; and (v) to do all other things which Agent is permitted to do under this Agreement or any Guaranty Documents or which are necessary to carry out this Agreement and the Guaranty Documents. Neither Agent nor any of its directors, officers, employees or agents will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct. The foregoing appointment and power, being coupled with an interest, is irrevocable until all Obligations under this Agreement are paid and performed in full and this Agreement, the Guaranty Documents, and the Loan Agreement are each terminated. Each Guarantor expressly waives presentment, demand, notice of dishonor and protest of all instruments and any other notice to which it might otherwise be entitled.

          (f) If any Guarantor's Account Receivable or Contract Right, in either case in excess of $2,000,000, and designated by Borrower as an Eligible Account, arises out of a contract with the United States or any state or local governmental entity, or any department, agency, or instrumentality thereof, such Guarantor will immediately notify Agent in writing and execute any instruments and take any steps reasonably required by Agent in order that all monies due and to become due under such contract shall be assigned to Agent, for the benefit of itself and Lenders, and notice thereof given to the applicable government under the Federal Assignment of Claims Act of 1940, as amended, or other applicable laws or regulations, provided, that with respect to such Accounts Receivable and Contract Rights in existence on the Closing Date or within 90 days thereafter, such steps need not be completed until 90 days after the Closing Date. The failure of a Guarantor to comply with this clause (f) shall not by itself
                                           ----------
constitute a Default; rather, such failure will cause the applicable Account Receivable or Contract Right to be deemed not to be an Eligible Account under the Loan Agreement.

          (g) If any Guarantor's Account Receivable or Contract Right is evidenced by chattel paper or promissory notes, trade acceptances, or other instruments for the payment of money, such Guarantor will, unless Agent shall otherwise agree, deliver the originals of same to Agent, appropriately endorsed to Agent's order and, regardless of the form of such endorsement, such Guarantor hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

          2.3  Inventory
               ---------

          (a) Each Guarantor warrants and covenants that: (i) all of the Inventory is, and at all times shall be, owned by such Guarantor free of all claims and Liens (except as set forth in Section 5.15 of the Loan Agreement);
                                         ------------
and no Guarantor will make any further assignment of any thereof or create or permit to exist any further Lien thereon, unless approved in writing by Requisite Lenders, nor permit any of Agent's rights therein to be affected by any attachment, levy, garnishment or other judicial process.

          (b) Neither Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any Inventory delivered to it, to any bailee appointed by or for it, to any warehouseman, or under any other circumstances, other than for losses caused by its gross negligence or willful misconduct. Neither Agent nor any Lender shall be responsible for collection of any proceeds or for losses in collected proceeds held by any Guarantor in trust for Agent. Any and all risk of loss for any or all of the foregoing shall be upon Guarantors.

          (c) Any material change in the value or condition of any Inventory, and any errors discovered in any monthly inventory certificate under Section
                                                                     -------
5.1.3 of the Loan Agreement or any other inventory schedule delivered to Agent
-----
and Lenders, shall be reported to Agent promptly. Each Guarantor represents and warrants that, as to each schedule of Inventory delivered by Borrower to Agent or any Lender:

          (i) The descriptions, origins, sizes, qualities, quantities, weights, and markings of all of such Guarantor's goods stated thereon, or on any attachment thereto, are true and correct in all respects;

         (ii) None of such Guarantor's goods are defective, of second quality, used, or goods returned after shipment, except where described as such; and

        (iii) All of such Guarantor's Inventory not included on such schedule has been previously scheduled.

          2.4  Supplemental Documentation.  At Agent's request, each Guarantor
               --------------------------
shall execute and deliver, or cause to be executed and delivered, to Agent, at any time or times hereafter, such agreements, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of Accounts Receivable, schedules of Accounts Receivable assigned, and other written matter necessary or reasonably requested by Agent to perfect and maintain perfected Agent's security interest in the Collateral, for the benefit of itself and Lenders (all the above hereinafter referred to as "Supplemental Documentation"), in form and substance acceptable to Agent, and pay all taxes, fees and other costs and expenses associated with any recording or filing of the Supplemental Documentation. Each Guarantor hereby irrevocably makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Guarantor's true and lawful attorney (and agent-in-fact) (which appointment and power, being coupled with an interest, is irrevocable until the last to occur of termination of this Agreement and the Guaranty Documents, termination of the Loan Agreement, and payment and performance in full of all of the

Obligations under this Agreement) to sign the name of such Guarantor on any of the Supplemental Documentation and to deliver any of the Supplemental Documentation to such Persons as Agent in its sole and absolute discretion, may elect. Each Guarantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          2.5  Collateral for the Benefit of Agent and Lenders.  All Liens
               -----------------------------------------------
granted to Agent hereunder and under the Guaranty Documents and all Collateral delivered to Agent hereunder and under the Guaranty Documents shall be deemed to have been granted and delivered to Agent, for the benefit of itself and Lenders, to secure the Obligations.

          2.6  Certain Intellectual Property.  Each Guarantor hereby grants
               -----------------------------
Agent, for the benefit of Lenders, a world-wide irrevocable license or other right to use, without charge, labels, rights of use of any name, tradenames, trademarks and advertising matter, or any assets and property of a similar nature (collectively, the "Intangible Rights"), as they pertain to the Collateral, in advertising for sale and selling any Collateral and such Guarantor's rights under all applicable licenses and license agreements related to the foregoing shall inure to Agent's benefit. Such license shall remain in full force and effect until all of the Obligations have been repaid in full. Any transfer of or Lien on the Intangible Rights granted by any Guarantor to any other Person shall be subject in all respects to Agent's rights granted hereunder.

          3.  REPRESENTATIONS AND WARRANTIES.
              ------------------------------

          Each Guarantor hereby makes with respect to itself those representations and warranties to Agent and Lenders applicable to such Guarantor as are set forth in Section 4 of the Loan Agreement.
                    ---------

          4.  COVENANTS AND CONTINUING AGREEMENTS.
              -----------------------------------

          Each Guarantor hereby covenants and agrees that, as long as any of the Obligations remain outstanding, and even if there shall be no Obligations outstanding, as long as this Agreement, any Guaranty Document or the Loan Agreement remains in effect, each Guarantor shall comply, with respect to itself, with each of the covenants set forth in Section 5 of the Loan Agreement.
                                                ---------

          5.  DEFAULT.
              -------

          5.1  Default.  Each of the following occurrences shall constitute a
               -------
Default under this Agreement:

          (a) Breach of Loan Agreement.  The occurrence of any Event of
                 ------------------------
     Default under the Loan Agreement.

          (b) Breach of Payment Obligations.  Any Guarantor's failure to pay
              -----------------------------
     when due any Obligations of such Guarantor under the Guaranty.

          (c) Breach of This Agreement.  The occurrence of any breach of any
              ------------------------
     of the covenants contained herein.

          (d) Termination of Guaranty.  The termination of the Guaranty by
              -----------------------
     any Guarantor.

          (e) Bankruptcy.  Any Guarantor applies for, consents to, or
              ----------
     acquiesces in the appointment of a trustee, receiver or other custodian for Borrower, such Guarantor or any other Guarantor, or for a substantial part of the property of Borrower, such Guarantor or any other Guarantor, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or any Guarantor or for a substantial part of the property of Borrower or any Guarantor and is not discharged or dismissed within sixty (60) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against Borrower or any Guarantor; or any warrant of attachment or similar legal process is issued against any substantial part of the property of Borrower or any Guarantor.

          5.2  Effect of Event of Default; Remedies.
               ------------------------------------

          (a) In the event that one or more Events of Default described in

Section 6.1(e) of the Loan Agreement or one or more Defaults described in
--------------
Section 5.1(e) of this Agreement shall occur, then all Obligations shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

          (b) In the event an Event of Default other than one described in

Section 6.1(e) of the Loan Agreement or one or more Defaults described in
--------------
Section 5.1(e) of this Agreement shall occur, then Agent may declare all Obligations immediately due and payable without demand or notice of any kind whatsoever. Agent shall promptly advise Guarantors of any such declaration.

          (c) In the event of the occurrence of any Default, Agent may exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

          (i) Any remedy contained in this Agreement or in any of the Guaranty Documents;

         (ii) Any rights and remedies available to Agent or any Lender under the UCC, and any other applicable law;

        (iii) To the extent permitted by applicable law, Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral which it may already have in its possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any premises where any of the Collateral may be or is supposed to be, and search for, take possession of,remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Agent shall have the right to store the same on any Guarantor's premises without cost to Agent;

         (iv) At Agent's request, each Guarantor will, at such Guarantor's expense, assemble the Collateral and make it available to Agent at a place or places to be designated by Agent which is reasonably convenient to Agent and such Guarantor; and

          (v) Agent at its option, and pursuant to notification given to a Guarantor as provided for below, may sell any Collateral actually or constructively in its possession at public or private sale and apply the proceeds thereof as provided below.

          5.3  Notice of Disposition of Collateral.  Any notification of
               -----------------------------------
intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten (10) calendar days before such disposition.

          5.4  Application of Proceeds of Collateral.  Any proceeds of any
               -------------------------------------
disposition by Agent of any of the Collateral may be applied by Agent to the payment of expenses in connection with the taking possession of, storing, preparing for sale, and disposition of Collateral, including Attorneys' Fees and legal expenses, and any balance of such proceeds may be applied by Agent toward the payment of such of the Obligations, and in such order of application, as Agent may from time to time elect.

          5.5  Care of Collateral.  Agent shall be deemed to have exercised
               ------------------
reasonable care in the custody and preservation of a Guarantor's Collateral in its possession if it takes such action for that purpose as such Guarantor requests in writing, but failure of Agent to comply with such request shall not, of itself, be deemed a failure to exercise reasonable care, and no failure of Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by such Guarantor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

          5.6  Performance of Guarantor's Obligations.  Agent shall have the
               --------------------------------------
right, but shall not be obligated, to discharge any claims or Liens against, and any Taxes at any time levied or placed upon any or all Collateral, including without limitation those arising under statute or in favor of landlords, taxing authorities, government, public and/or private warehousemen, common and/or private carriers, processors, finishers, draymen, coopers, dryers, mechanics, artisans, laborers, attorneys, courts, or others. Agent may also pay for maintenance and preservation of Collateral. Agent may, but is not obligated to, perform or fulfill any Guarantor's responsibilities under this Agreement which such Guarantor has failed to perform or fulfill.

          5.7  Agent's Rights.  None of the following shall affect the
               --------------
obligations of any Guarantor to Agent or any Lender under this Agreement or Agent's right with respect to the remaining Collateral (any or all of which actions may be taken by Agent at any time, whether before or after an Event of Default, at its sole and absolute discretion and without notice to any Guarantor):

          (a) acceptance or retention by Agent or any Lender of other property or interests in property as security for the Obligations, or acceptance or retention of any Obligor(s), in addition to Guarantors, with respect to any of the Obligations;

          (b) release of its Lien on, or surrender or release of, or the substitution or exchange of or for, all or any part of the Collateral or any other property securing any of the Obligations (including but not limited to any property of any Obligor other than Guarantors), or any extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange, of any obligations of any guarantor or other Obligor with respect to any Collateral or any such property;

          (c) extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange of any of the Obligations, or release or compromise of any obligation of any Obligor with respect to any of the Obligations; or

          (d) failure by Agent or any Lender to resort to other security or pursue any Person liable for any of the Obligations before resorting to the Collateral.

          6.  GENERAL.

          6.1  Guarantor Waiver.  Except as otherwise provided for in this
               ----------------
Agreement, each Guarantor waives (a) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, one or more extensions or renewals of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which any Guarantor may in any way be liable and hereby ratifies and confirms whatever Agent or any Lender may do in this regard; (b) all rights to notice and a hearing prior to Agent's or any Lender's taking possession or control of, or Agent's or any Lender's relevy, attachment or levy on or of, the Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of Agent's or any Lender's remedies; and (c) the benefit of all valuation, appraisement and
exemption laws.   Each Guarantor acknowledges that it has been advised by
counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

          6.2  Power of Attorney.  Each Guarantor appoints Agent, or any Person
               -----------------
whom Agent may from time to time designate, as such Guarantor's attorney and agent-in-fact with power (which appointment and power, being coupled with an interest, is irrevocable until all Obligations under this Agreement and the Guaranty Documents are paid and performed in full and this Agreement, the Guaranty Documents and the Loan Agreement are terminated), without notice to such Guarantor, to:

          (a) At such time or times hereafter as Agent or its agent, in its sole and absolute discretion, may determine in such Guarantor's or Agent's name (i) endorse such Guarantor's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral which come into the possession of Agent or under Agent's control and apply such payment or proceeds to the Obligations; (ii) endorse such Guarantor's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in Agent's possession relating to such Guarantor's Accounts Receivable, Inventory or any other Collateral;
     (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software to which such Guarantor has access relating to such Guarantor's Accounts Receivable, Inventory and/or other Collateral; (iv) use such Guarantor's stationery and sign the name of such Guarantor to verification of such Guarantor's Accounts Receivable and notices thereof to such Guarantor's Account Debtors; and (v) if not done by such Guarantor, do all acts and things determined by Agent to be necessary, to obtain repayment of the Obligations and to fulfill such Guarantor's other obligations under this Agreement; and

          (b) At such time or times after the occurrence and during the continuance of a Default, as Agent or its agent, in its sole and absolute discretion, may determine, in such Guarantor's or Agent's name: (i) demand payment of such Guarantor's Accounts Receivable; (ii) enforce payment of such Guarantor's Accounts Receivable, by legal proceedings or otherwise; (iii) exercise all of such Guarantor's rights and remedies with respect to the collection of such Guarantor's Accounts Receivable and other Collateral; (iv) settle, adjust, compromise, extend or renew such Guarantor's Accounts Receivable; (v) settle, adjust or compromise any legal proceedings brought to collect such Guarantor's Accounts Receivable; (vi) if permitted by applicable law, sell or assign such Guarantor's Accounts Receivable and/or other Collateral upon such terms for such amounts and at such time or times as Agent may deem advisable; (vii) discharge and release such Guarantor's Accounts Receivable and/or other Collateral; (viii) prepare, file and sign such Guarantor's name on any proof of claim in bankruptcy or similar document against any Account Debtor of such Guarantor; (ix) prepare, file and sign such Guarantor's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with such Guarantor's Accounts Receivable and/or other Collateral; and (x) do all acts and things necessary, in Agent's sole and absolute discretion, to obtain repayment of the Obligations and to fulfill such Guarantor's other obligations under this Agreement.

          6.3  Expenses; Attorneys' Fees.  Each Guarantor agrees to pay upon
               -------------------------
demand all Attorneys' Fees (as defined in Section 12.3 of the Loan Agreement)
                                          ------------
and all other reasonable expenses incurred by Agent at any time, including fees, costs and expenses incurred in connection with Collateral field audits or other due diligence investigations by Agent, subject to the limits contained in

Section 5.5 of the Loan Agreement, and all Attorneys' Fees (as defined in
-----------
Section 12.3 of the Loan Agreement) and other Attorneys' Fees incurred by any
------------
Lender as provided in the Loan Agreement. Each Guarantor also agrees to pay, and save Agent and each Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, or any Guaranty Document, or the issuance of any other instruments or documents provided for herein or to be delivered hereunder or in connection herewith. Each Guarantor's obligations described herein shall survive the termination of this Agreement.

          6.4  Agent Fees and Charges.  To the extent not already covered by
               ----------------------
Section 6.3, each Guarantor agrees to pay Bank of America Illinois on demand the customary fees and charges of Agent for maintenance of accounts with it or for providing other services to such Guarantor.

          6.5  No Waiver by Agent or any Lender; Amendments.  No failure or
               --------------------------------------------
delay on the part of Agent or any Lender in the exercise of any power or right, and no course of dealing between any Guarantor and Agent or any Lender shall operate as a waiver of such power or right with respect to such Guarantor or any other Guarantor, nor shall any single or partial exercise of any power or right with respect to any Guarantor preclude other or further exercise thereof or the exercise of any other power or right with respect to such Guarantor or any other Guarantor. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to Agent or any Lender at law or in equity. No notice to or demand on any Guarantor not required hereunder shall in any event entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Agent or any Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Guaranty Document shall in any event be effective unless the same shall be in writing and signed and delivered by Requisite Lenders. Any waiver of any provision of this Agreement, and any consent to any departure by any Guarantor from the terms of any provision of this Agreement, shall be effective only with respect to such Guarantor and in the specific instance and for the specific purpose for which given.

          6.6  Notices.  Except as otherwise expressly provided herein, any
               -------
notice hereunder to any Guarantor, Agent or any Lender shall be in writing (including facsimile communication) and shall be given to such Guarantor, Agent or such Lender at its address or facsimile number set forth on the signature pages hereof and/or Exhibit A hereto or at such other address or facsimile number as such Guarantor, Agent or such Lender may, by written notice, designate as its address or facsimile number for purposes of notices hereunder. All such notices shall be deemed to be given when transmitted by facsimile, delivered by courier, personally delivered or, in the case of notice by mail, three (3) Banking Days following deposit in the United States mails, properly addressed as herein provided, with proper postage prepaid.

          6.7  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          6.8  Successors.  This Agreement shall be binding upon each Guarantor,
               ----------
Agent and each Lender and their respective successors and permitted assigns, and shall inure to the benefit of each Guarantor, Agent and each Lender and their respective successors and permitted assigns. No Guarantor may assign its rights or duties hereunder without the consent of Agent.

          6.9  Construction.  Each Guarantor acknowledges that this Agreement
               ------------
shall not be binding upon Agent or any Lender or become effective until and unless accepted by Agent or such Lender, as applicable, in writing. If so accepted by Agent or any Lender, this Agreement and the Guaranty Documents shall, unless otherwise expressly provided therein, be deemed to have been negotiated and entered into in, and shall be governed and controlled by the laws of, the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects, including but not limited to the legality of the interest rate and other charges, but excluding perfection of security interests and liens which shall be governed and controlled by the laws of the relevant jurisdiction.

          6.10 Consent to Jurisdiction.  To induce Agent and each Lender to
               -----------------------
accept this Agreement, each Guarantor irrevocably agrees that, subject to Agent's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE GUARANTY DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON SUCH GUARANTOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH GUARANTOR AT THE ADDRESS STATED ON THE SIGNATURE PAGES AND/OR EXHIBIT A HERETO AND SERVICE SO MADE SHALL BE DEEMED TO
                       ---------
BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

          6.11 Waiver of Jury Trial.  EACH GUARANTOR, AGENT AND EACH LENDER
               --------------------
WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS AGREEMENT OR ANY GUARANTY DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          6.12 Termination.  This Agreement shall terminate upon the last to
               -----------
occur of payment and performance in full of all Obligations and termination of all other Guaranty Documents and the Loan Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed in Chicago, Illinois, on the day and year specified at the beginning hereof.


                              BANK OF AMERICA ILLINOIS, as agent for itself and each other Lender


                              By /s/ Andrew A. Thomas
                                ---------------------------------
                                     Andrew A. Thomas

                                Its Vice President
                                   ------------------------------


                              EACH OF THE SUBSIDIARIES SET
                              FORTH ON EXHIBIT A HERETO




                              By /s/ George T. Henning, Jr.
                                ---------------------------------
                                     George T. Henning, Jr.

                                Vice President    of each of such
                                -----------------
                                Subsidiaries

                                   EXHIBIT A
                                   ---------


Pioneer Chlor Alkali Company, Inc.
4200 NationsBank Center
700 Louisiana Street
Houston, Texas  77002
Fax (___) ___-____


Imperial West Chemical Co.
2151 Wilbur Avenue
Antioch, California  94509
Fax (___) ___-____


All-Pure Chemical Co.
1660 West Linne Road
Suite J
Tracy, California  95376
Fax (___) ___-____


All-Pure Chemical Northwest, Inc.
1285 North West Third
Kalama, Washington  98625
Fax (___) ___-____


Black Mountain Power Company
4200 NationsBank Center
700 Louisiana Street
Houston, Texas  77002
Fax (___) ___-____